Exhibit 99.1

Churchill Capital Corp VII Announces Continuation of $1,000,000 Monthly Sponsor Contribution

Special meeting of stockholders of Churchill VII scheduled for February 8, 2024 to extend date by which Churchill VII must consummate its business combination with CorpAcq Holdings Limited

NEW YORK, January 30, 2024 – Churchill Capital Corp VII (“Churchill VII”) announced today actions being undertaken in advance of a special meeting of its stockholders (the “Special Meeting”) on February 8, 2024, at which Churchill VII’s stockholders will be asked to vote on, among other things, a proposal to amend Churchill VII’s amended and restated certificate of incorporation to extend the date by which Churchill VII has to consummate its business combination with CorpAcq Holdings Limited (“CorpAcq”) from February 17, 2024 to August 17, 2024 or such earlier date as determined by the Churchill VII board of directors (the “Board”) (the “Extension Amendment Proposal”).

Churchill VII Sponsor Seeking Extension to Pursue a Business Combination with CorpAcq Holdings Limited

As previously disclosed, on August 1, 2023, Churchill VII entered into a definitive agreement for a business combination (and together with the transactions contemplated thereby, the “Transactions”) with CorpAcq, a corporate compounder with a proven track record of acquiring and supporting founder-led businesses.

The purpose of the Extension Amendment Proposal is to allow Churchill additional time to complete the Transactions (or any other initial business combination), if necessary. Churchill VII intends to consummate the Transactions as soon as possible.

Churchill VII Sponsor to Continue to Make Contribution to the Trust Account

Churchill VII’s sponsor, Churchill Sponsor VII LLC (the “Sponsor”), will continue to make deposits directly to the trust account (the “Trust Account”) of $1,000,000 per month (each, a “Contribution”), pursuant to an amendment to that certain non-interest bearing, unsecured promissory note (as amended, the "Promissory Note") issued by Churchill VII to the Sponsor on May 16, 2023. Churchill VII intends to amend such note following the approval and implementation of the Extension Amendment Proposal on the terms described below.

If the Extension Amendment Proposal is approved, the Contributions will continue to be paid monthly beginning on February 17, 2024 and thereafter on the seventeenth day of each month (or if such seventeenth day is not a business day, on the business day immediately preceding such seventeenth day) until the earliest to occur of (i) August 15, 2024, (ii) the consummation of an initial business combination and (iii) if an initial business combination is not consummated, the date the Board determines, in its sole discretion, to liquidate the Trust Account. The Promissory Note will mature on the earlier of (1) the date Churchill VII consummates an initial business combination and (2) the date that the winding up of Churchill VII is effective.

Churchill VII Trust Account

All of the funds in Churchill VII’s Trust Account are held in an interest-bearing demand deposit account. The interest rate on the deposit account is currently approximately 5.20% per annum, but such deposit account carries a variable rate, and Churchill VII cannot assure investors that such rate will not decrease or increase significantly.

Churchill VII to Transfer Listing to Nasdaq

As previously disclosed, Churchill VII announced that it plans to transfer the listing of its shares of Class A common stock, public warrants and public units from the New York Stock Exchange (“NYSE”) to the Nasdaq Global Market (“Nasdaq”). Churchill VII expects that listing and trading of its securities on the NYSE will end at market close on February 2, 2024, and expects to commence trading as a Nasdaq-listed company upon market open on February 5, 2024. Churchill VII’s Class A common stock, public units and public warrants will trade under the respective ticker symbols, “CVII,” “CVIIU” and “CVIIW,” on Nasdaq after the transfer from NYSE to Nasdaq is completed.

At the Special Meeting on February 8, 2024, Churchill VII stockholders will be asked to vote on the Extension Amendment Proposal, a proposal to amend Churchill VII’s amended and restated certificate of incorporation to allow the holders of Class B common stock of Churchill VII to convert their shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder, and a proposal to adjourn the special meeting to a later date, if necessary. The Board has determined that these proposals are in the best interests of Churchill VII and its stockholders and recommends that stockholders vote "FOR" such proposals.

If stockholders have any questions or need assistance, please contact Morrow Sodali LLC, Churchill VII's proxy solicitor, by phone at (800) 662-5200 (toll free) or by email at CVII.info@investor.morrowsodali.com.

About Churchill VII

Churchill VII was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

This communication does not contain all the information that should be considered concerning the Transactions and is not intended to form the basis of any investment decision or any other decision in respect of the Transactions.

The Form F-4 filed by CorpAcq Group Plc on November 17, 2023 (including amendments thereto, the “Registration Statement”) includes a proxy statement/prospectus to be distributed to Churchill VII’s stockholders and warrantholders in connection with Churchill VII’s solicitation for proxies for the vote by Churchill VII’s stockholders and warrantholders in connection with the Transactions and other matters described in the Registration Statement, as well as the prospectus relating to the offer and sale of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions. On January 19, 2024, Churchill VII filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) (the “Extension Proxy Statement”) in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, an extension of the date by which Churchill VII must consummate the Transactions (or any other initial business combination) from February 17, 2024 to August 17, 2024 (or such earlier date as determined by the Board) (such meeting, the “Extension Special Meeting”).

Before making any voting or other investment decisions, Churchill VII’s stockholders and warrantholders and other interested persons are advised to read the Registration Statement and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Churchill VII’s solicitation of proxies for its special meeting of stockholders and its special meeting of warrantholders to be held to approve, among other things, the Transactions, as well as other documents filed with the SEC by Churchill VII or CorpAcq Group Plc in connection with the Transactions and the Extension Proxy Statement and any amendments thereto, as these documents will contain important information about CorpAcq, CorpAcq Group Plc, Churchill VII and the Transactions.

After the Registration Statement has been declared effective, Churchill VII will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders and warrantholders as of the record date established for voting on the Transactions. Churchill VII is in the process of mailing the Extension Proxy Statement and other relevant documents to its stockholders as of the record date established for voting at the Extension Special Meeting. Stockholders and warrantholders may also obtain a copy of the Registration Statement (and definitive proxy statement/prospectus, once available), the Extension Proxy Statement, as well as other documents filed by Churchill VII with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Churchill VII and CorpAcq have based the forward-looking statements on its current expectations about future performance, timing and events. The forward-looking statements in this communication include, but are not limited to, the date Churchill VII will cease trading on NYSE and begin trading on the Nasdaq and the anticipated timing for the Transactions to close. The forward-looking statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of CorpAcq’s and Churchill VII’s respective management teams and are not predictions of actual timing and/or performance. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved. The forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may materially differ from assumptions. Many actual events and circumstances are beyond the control of Churchill VII and CorpAcq. The forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Churchill VII and CorpAcq that may cause the timing and/or performance indicated in this communication to be materially different from any actual future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include CorpAcq's reliance on its senior management team and key employees; failure to comply with applicable laws and regulations or changes in the regulatory environment in which CorpAcq operates; the outcome of any potential litigation, government and regulatory proceedings, investigations, actions (including any potential U.S. or U.K. government shutdowns) and inquiries that Churchill VII or CorpAcq may face; the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect CorpAcq Group Plc, which will be the combined company after the Transactions, or the expected benefits of the Transactions or that the approval of the stockholders of Churchill VII is not obtained; the risk that stockholders of Churchill VII could elect to have their shares redeemed by Churchill VII, leading to either Churchill VII failing to satisfy continued listing requirements for Nasdaq Global Market or Churchill VII having insufficient cash to complete the Transactions; the outcome of any legal proceedings that may be instituted against CorpAcq or Churchill VII; changes in applicable laws or regulations; the ability of Churchill VII or CorpAcq Group Plc to issue equity or equity linked securities in connection with the Transactions or in the future; those factors discussed in under the heading “Risk Factors” in the Registration Statement and Amendment No. 2 to the Registration Statement filed with the SEC on January 26, 2024 (“Amendment No. 2”), as may be further amended from time to time, and other documents filed, or to be filed, with the SEC by Churchill VII or CorpAcq Group Plc. If any of these risks materialize or CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s assumptions prove incorrect, actual timing and/or performance could differ materially from the timing and/or performance implied by the forward-looking statements. There may be additional risks that CorpAcq, CorpAcq Group Plc nor Churchill VII presently know or that CorpAcq, CorpAcq Group Plc and Churchill VII currently believe are immaterial that could also cause actual timing and/or performance to differ materially from those contained in the forward-looking statements. In addition, the forward-looking statements reflect CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s expectations and views as of the date of this communication. CorpAcq, CorpAcq Group Plc’s and Churchill VII anticipate that subsequent events and developments will cause CorpAcq’s, CorpAcq Group Plc’s and Churchill VII’s assessments to change. However, while CorpAcq, CorpAcq Group Plc and Churchill VII may elect to update these forward-looking statements at some point in the future, CorpAcq, CorpAcq Group Plc and Churchill VII specifically disclaim any obligation to do so. The forward-looking statements should not be relied upon as representing CorpAcq, CorpAcq Group Plc and Churchill VII’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. An investment in CorpAcq, CorpAcq Group Plc or Churchill VII is not an investment in any of CorpAcq’s, CorpAcq Group Plc’s or Churchill VII’s founders’ or sponsors’ past investments or companies or any funds affiliated with any of the foregoing.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not, and under no circumstances is to be construed as, a proxy statement or solicitation of a proxy, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Participants in the Solicitation

CorpAcq , CorpAcq Group Plc, Churchill VII, Churchill Sponsor VII LLC and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Churchill VII’s stockholders and warrantholders with respect to the Transactions. A list of the names of Churchill VII’s directors and executive officers and a description of their interests in Churchill VII is set forth in certain filings with the SEC, including (but not limited to) the following: (1) Amendment No. 2 (and specifically, the following sections: “Risk Factors-Risks Related to Churchill and the Business Combination”; “Information Related to Churchill-Management, Directors and Executive Officers”; “The Business Combination-Interests of Certain Persons in the Business Combination; Interests of the Churchill Initial Stockholders and Churchill’s Directors and Officers”; “Beneficial Ownership of Churchill Securities” and “Certain Relationships and Related Person Transactions-Churchill Relationships and Related Person Transactions”, (2) the Form 10-K filed by Churchill VII with the SEC on March 17, 2023 (and specifically, the following sections: “Item 1A. Risk Factors”; “Item 10. Directors, Executive Officers and Corporate Governance”; “Item 11. Executive Compensation”; “Item 12. Beneficial ownership”; “Item 13. Related party transactions” and “Item 15. Exhibits, Financial Statement Schedules-Note 5. Related Party Transactions”, (3) the Form 10-Qs filed by Churchill VII with the SEC on May 10, 2023, August 9, 2023 and November 9, 2023 (and specifically, the discussion under “Item 1. Financial Statements-Note 5. Related Party Transactions” section in each such Form 10-Qs, respectively), (4) the Form 8-K filed by Churchill VII with the SEC on August 7, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement-Amended and Restated Sponsor Agreement”), (5) the Form 8-K filed by Churchill VII with the SEC on December 26, 2023 (and specifically, the disclosure under “Item 1.01 Entry Into a Material Definitive Agreement-Consent and Merger Agreement Amendment”), (6) the SCHEDULE 14A filed by Churchill VII with the SEC on January 19, 2024 (and specifically, the following sections: “The Business Combination-Interests of Certain Persons in the Business Combination” and “Beneficial Ownership of Churchill Securities”), and (7) other documents that may be filed with the SEC from time to time in connection with the Transactions, each of which will be available free of charge at the SEC’s website located at www.sec.gov, or by directing a written request to Churchill Capital Corp VII at 640 Fifth Avenue, 12th Floor, New York, NY 10019. Additional information regarding the participants in the proxy solicitation and a description of their respective direct and indirect interests will be included in the definitive proxy statement/prospectus relating to the offer of securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions once such information becomes available.

Churchill VII stockholders, potential investors and other interested persons should read each of the filings listed above and the definitive proxy statement/prospectus relating to the offer of the securities to be issued by CorpAcq Group Plc to Churchill VII’s stockholders and warrantholders in connection with the completion of the Transactions once such documents are available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

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